EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FEBRUARY 22, 2016

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK SETTLES CLAIM AGAINST FORMER EXECUTIVE

Youngsville, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today it has reached an agreement with Howard J. Taylor, RedHawk’s former Chief Executive Officer and Chairman of the Board, in settlement of the claims against Mr. Taylor in that certain litigation styled RedHawk Holdings Corp. and Beechwood Properties, LLC vs, Craig Investments, LLC and Howard J. Taylor (the “Litigation”) filed on or about November 19, 2015 in the Southern District of New York, Case No. 1:15-cv-09127 in connection with the November 2014 sale of unregistered securities.

Currently, Mr. Taylor, through either Concorde Capital Limited (“Concorde”) or another entity controlled by Mr. Taylor, owns 18,021,535 shares of RedHawk common stock (approximately 4.9% of RedHawk’s outstanding common shares). In exchange for a payment of $42,500 and other consideration provided in the settlement agreement, Mr. Taylor agreed to sell, assign, transfer and/or convey, all of these shares, and the Company agreed to purchase into its treasury, all of these shares of the Company, which together constitute all of the shares of stock of the Company owned by Mr. Taylor and/or Concorde and/or another entity.

The Litigation remains pending against Craig Investments, LLC. whose members allegedly own 14,905,915 shares of RedHawk common stock and warrants to purchase an additional 7,452,959 shares of RedHawk common stock at a price of $0.005 per share.

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This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.